UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2012

NEWPARK RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-2960	72-1123385
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2700 Research Forest Drive, Suite 100
The Woodlands, TX	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 362-6800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 7, 2012, the following proposals were submitted to the stockholders of Newpark Resources, Inc. (the “Company”) at the Company’s 2012 Annual Meeting of Stockholders.

1.	The election of six directors to the Board of Directors;
2.	An advisory vote on named executive officer compensation; and
3.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2012.

The proposals are more fully described in the Company’s Proxy Statement. The following are the final vote results along with a brief description of each proposal.

Proposal 1: Election of Directors: the stockholders of the Company elected each of the following director nominees for a term that will continue until the 2013 Annual Meeting of Stockholders.

Director	Votes For	Withheld	Broker Non-Votes
David C. Anderson	74,370,236	2,867,823	9,113,737
Jerry W. Box	76,786,142	451,917	9,113,737
G. Stephen Finley	74,377,476	2,860,583	9,113,737
Paul L. Howes	76,792,125	445,934	9,113,737
James W. McFarland, PhD	74,373,807	2,864,252	9,113,737
Gary L. Warren	74,378,473	2,859,586	9,113,737

Proposal 2: An advisory vote on named executive officer compensation: the stockholders of the Company approved, on a non-binding advisory basis, the compensation of the named executive officers as described in the Company’s Proxy Statement.

For	Against	Abstain	Broker Non-Votes
49,386,910	27,604,317	246,832	9,113,737

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm: the stockholders of the Company ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2012.

For	Against	Abstain	Broker Non-Votes
86,225,751	110,596	15,449	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated: June 12, 2012	By:	/s/ Mark J. Airola
Mark J. Airola
Senior Vice President, General Counsel and
Chief Administrative Officer

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